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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                         March 14, 2002 (March 14, 2002)

                             clickNsettle.com, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       0-21419                 25-2753988
----------------------------     ------------------------     ----------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

              1010 Northern Boulevard
                Great Neck, New York                     11021
     ----------------------------------------          ----------
     (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (516) 829-4343


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                       Index to Current Report on Form 8-K
                            of clickNsettle.com, Inc.
                                 March 14, 2002


Item                                             Page
----                                             ----

Item 5.    Other Events                           3


           Signatures                             4




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Item 5.  Other Events.

         On March 14, 2002, clickNsettle.com (the "Company") announced the extension of its March 1998 Purchase Plan (the "Plan"), pursuant to which the number of shares of Common Stock of the Company eligible for purchase under the Plan remained at an aggregate of 266,667 shares (the "Shares"). To date, the Company has purchased 42,083 shares of its Common Stock for an aggregate purchase price of $83,918. The Plan is subject to and in compliance with the provisions and limitations of Rule 10b-18 promulgated under Section 10(b) of the Securities Exchange Act of 1934, as amended. Purchases may be made from time to time in open market transactions at prevailing market prices until the earlier of all of the Shares being purchased or March 14, 2003, which is the expiration date of the Plan. Purchases may commence at any time and may be discontinued at any time during the term of the Plan without purchasing all of the Shares and without notice. The Company will not solicit the purchase of any of its Common Stock or otherwise tender for the purchase of any of its Common Stock. The source of funds for the purchase of the Shares will be from the Company's general corporate funds, and any Shares purchased will be held in treasury.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    clickNsettle.com, Inc.


                                    By: /s/ Roy Israel
                                    --------------------------------------------
                                    Name:  Roy Israel
                                    Title: Chief Executive Officer and President



                                    By: /s/ Patricia Giuliani-Rheaume
                                    --------------------------------------------
                                    Name:  Patricia Giuliani-Rheaume
                                    Title: Chief Financial Officer and
                                           Vice President


Date: March 14, 2002

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